Promissory Note

Richardson, Texas

$150,000 May 17, 2006

1. **Obligation.** The undersigned, **YTXP Corporation** a Nevada Corporation (the "***Company***") and any successors hereby promises to pay to the order of Michael C Shores ("***Holder***") on or before May 17, 2007, at Lender's principal place of business at 1299 Commerce Drive, Richardson, TX 75081, or at such other place as Holder may direct, the principal sum of One Hundred Fifty Thousand Dollars ($150,000), together with all interest accrued on unpaid principal, from the date hereof, at a rate of ten percent (10%) per annum (calculated on the basis of a 365-day year). If any payment of principal or interest under this Note becomes due and payable on a day other than a Business Day then the maturity of such payment will be extended to the next succeeding Business Day, and with respect to the payment of principal, interest thereon will be payable at the rate set forth herein during the period of such extension.

2. **Prepayment.** No prepayment of unpaid principal and/or interest due under this Note may be made.

3. **Default; Acceleration of Obligation.** The Company will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any of the following events (each an "***Event of Default***"): (a) upon the Company's failure to make any payment when due under this Note; (b) upon the filing by or against the Company of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; *provided, however*, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within sixty (60) days after the filing of such petition; or (c) upon the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of the Company's assets or property.

4. **Remedies On Default; Acceleration.** Upon any Event of Default, Holder will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of the Company, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

5. **Waiver and Amendment.** Any provision of this Note may be amended or modified only by a writing signed by both the Company and Holder. Except as provided below with respect to waivers by the Company, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between the Company and Holder will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure

on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

6. **Waivers of The Company.** The Company hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. This Note may be amended only by a writing executed by the Company and Holder.

7. **Governing Law.** This Note shall be governed by and construed under the internal laws of the State of Texas, without reference to principles of conflict of laws or choice of laws.

8. **Headings.** The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9. **Severability.** If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10. **Attorneys' Fees.** In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys' fees.

11. **Assignment.** This Note is freely transferable and assignable by the Company. Any reference to the Company herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds this Note. This Note may not be assigned or delegated by the Holder, whether by voluntary assignment or transfer, operation of law, merger or otherwise.

[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first above written.

TXP CORPORATION

By:______________________________
Robert Bruce, CFO

AGREED AND ACKNOWLEDGED:

Michael C. Shores

By:______________________________